As filed with the Securities and Exchange Commission on July 26, 2016
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
_____________________________________________
SENSATA TECHNOLOGIES HOLDING N.V.
(Exact name of registrant as specified in its charter)
________________________________________

The Netherlands	98-0641254
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Kolthofsingel 8, 7602 EM Almelo
The Netherlands
Telephone: 31-546-879-555
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_____________________________________________
Corporation Service Company
2711 Centerville Road
Wilmington, Delaware 19808
Telephone: (866) 403-5272
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_____________________________________________
Copies of all communications, including communications sent to agent for service, should be sent to:
Steven Reynolds
Vice President, General Counsel
Sensata Technologies Holding N.V.
529 Pleasant Street
Attleboro, Massachusetts 02703
Telephone: (508) 236-3800
Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.
________________________________________
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
CALCULATION OF REGISTRATION FEE(1)

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, €0.01 nominal value per share

(1)
An indeterminate amount of ordinary shares to be offered at indeterminate prices is being registered pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).

PROSPECTUS
Ordinary Shares

Sensata Technologies Holding N.V.
We may offer and sell from time to time ordinary shares covered by this prospectus in amounts, at prices, and on terms determined at the time of offering. This prospectus describes the general manner in which these ordinary shares will be offered. We may sell the ordinary shares covered by this prospectus, on a continuous or delayed basis, directly, through agents, dealers, or underwriters as designated from time to time, or through a combination of these methods. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.”
We will provide specific terms of any offering, including the price to the public of the ordinary shares, in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these ordinary shares will be offered and may also supplement, update or amend information contained in this document. You should carefully read this prospectus and any applicable prospectus supplement and free writing prospectus, together with any documents we incorporate by reference, before you invest.
We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of ordinary shares. If any agents, dealers, or underwriters are involved in the sale of any ordinary shares, the applicable prospectus supplement will set forth any applicable commissions or discounts. The net proceeds to us from the sale of ordinary shares will also be set forth in the applicable prospectus supplement. This prospectus may not be used to sell ordinary shares unless accompanied by a prospectus supplement.
Our registration of the ordinary shares covered by this prospectus does not mean that we will offer or sell any shares.
Our ordinary shares are listed on the New York Stock Exchange under the symbol “ST.” The last reported sale price of our ordinary shares on the New York Stock Exchange on July 25, 2016 was $38.08 per share.
Investing in our ordinary shares involves risks. Before investing in our ordinary shares, you should read and consider the risk factors referred to on page 5 of this prospectus, in any applicable prospectus supplement, and in the documents incorporated by reference in this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 26, 2016

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell ordinary shares in one or more offerings. Each time our ordinary shares are offered under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.
This prospectus does not contain all of the information included in the registration statement. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement together with all exhibits and additional information under the heading “Where You Can Find More Information.” To the extent there are inconsistencies between any prospectus supplement, this prospectus, and any documents incorporated by reference, the document with the most recent date will control.
You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in, or incorporated by reference into, this prospectus or any prospectus supplement. We are not making offers to sell our ordinary shares in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.
The information contained in this prospectus, in any prospectus supplement, or in any document incorporated by reference herein or therein is accurate only as of the date of the relevant document. You should not assume that the information contained in, or incorporated by reference into, this prospectus or any prospectus supplement is accurate as of any other date.
Unless the context specifically indicates otherwise, references in this prospectus to “we,” “us,” “our,” the “Company,” and “Sensata” refer collectively to Sensata Technologies Holding N.V., a public limited liability company incorporated under the laws of the Netherlands, and its consolidated subsidiaries.

OUR COMPANY
Sensata, a global industrial technology company, engages in the development, manufacture, and sale of sensors and controls. We produce a wide range of sensors and controls for applications such as thermal circuit breakers in aircraft, pressure sensors in automotive systems, and bimetal current and temperature control devices in electric motors.
Our sensors are customized devices that translate a physical phenomenon, such as pressure or position, into electronic signals that microprocessors or computer-based control systems can act upon. Our controls are customized devices embedded within systems to protect them from excessive heat or current. Underlying these sensors and controls are core technology platforms - thermal and magnetic-hydraulic circuit protection, micro electromechanical systems, ceramic capacitance, and monosilicon strain gage - that we leverage across multiple products and applications, enabling us to optimize our research, development, and engineering investments and achieve economies of scale.
Our primary products include low-, medium-, and high-pressure sensors, temperature sensors, speed sensors, position sensors, motor protectors, and thermal and magnetic-hydraulic circuit breakers and switches. We develop customized, innovative solutions for specific customer requirements, or applications across a variety of end-markets, including automotive, heavy vehicle on- and off-road, appliance, heating, ventilation, and air-conditioning, industrial, aerospace, data/telecom, semiconductor, and mobile power, among others. We have long-standing relationships with a geographically diverse base of leading global original equipment manufacturers and other multinational companies.
We develop products that address increasingly complex engineering requirements by investing substantially in research, development, and application engineering. By locating our global engineering team in close proximity to key customers in regional business centers, we are exposed to many development opportunities at an early stage and work closely with our customers to deliver solutions that meet their needs. As a result of the long development lead times and embedded nature of our products, we collaborate closely with our customers throughout the design and development phase of their products. Systems development by our customers typically requires significant multi-year investment for certification and qualification, which are often government or customer mandated. We believe the capital commitment and time required for this process significantly increases the switching costs once a customer has designed and installed a particular sensor or control into a system.
ADDITIONAL INFORMATION
The address of our registered office and principal executive office is Kolthofsingel 8, 7602 EM Almelo, the Netherlands, and its telephone number is 31-546-879-555. Our principal U.S. operating subsidiary is Sensata Technologies, Inc., a Delaware corporation, or “STI.” The address for STI is 529 Pleasant Street, Attleboro, Massachusetts 02703, and its telephone number is (508) 236-3800. Our website address is www.sensata.com. The information on, or accessible through, our website is not part of this prospectus.

RISK FACTORS
Our business is subject to significant risks. You should carefully consider the risks and uncertainties described in this prospectus, any prospectus supplement, and any documents incorporated by reference in this prospectus, including the risks and uncertainties described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the SEC on February 2, 2016 and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2016 and June 30, 2016, each of which are incorporated by reference in this prospectus, and which may be amended, supplemented, or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties described in this prospectus and the documents incorporated by reference in this prospectus are not the only risks that we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus, any prospectus supplement, or in any of the documents incorporated by reference in this prospectus actually occurs, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the trading price of our ordinary shares to decline, perhaps significantly, and you may lose part or all of your investment.
FORWARD LOOKING STATEMENTS
This prospectus (including any prospectus supplement and the information incorporated by reference in this prospectus) and any free writing prospectus that we may provide to you in connection with an offering of our ordinary shares contains “forward-looking statements” within the meaning of Section 27A of the Securities Act. These forward-looking statements relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. These forward-looking statements also relate to our future prospects, developments, and business strategies. These forward-looking statements may be identified by terminology such as “may,” “will,” “could,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “forecast,” “continue,” “intend,” “plan,” and similar terms or phrases, or the negative of such terminology, including references to assumptions. However, these terms are not the exclusive means of identifying such statements.
Forward-looking statements included in this prospectus (including any prospectus supplement and the information incorporated by reference in this prospectus), or in other statements made by us, are not historical facts, are based on management’s expectations and beliefs concerning future events impacting us, and are subject to uncertainties and other important factors relating to our operations and business environment, all of which are difficult to predict, and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed or implied by forward-looking statements. Although we believe that our plans, intentions, and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurances that any of the events anticipated by these forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition.
We believe that the following important factors, among others (including those incorporated by reference and set forth in this prospectus under the heading “Risk Factors”), could affect our future performance and the liquidity and value of our securities and cause our actual results to differ materially from those expressed or implied by forward-looking statements made by us or on our behalf:

•	adverse conditions in the automotive industry have had, and may in the future have, adverse effects on our businesses;

•	competitive pressures could require us to lower our prices or result in reduced demand for our products;

•
the integration of acquired companies, including the acquisitions of August Cayman Company, Inc. ("Schrader") and certain subsidiaries of Custom Sensors & Technologies, Ltd. in the U.S., the U.K., and France, as well as certain assets in China (collectively "CST"), and any future acquisitions and joint ventures or dispositions, may require significant resources and/or result in significant unanticipated losses, costs, or liabilities, and we may not realize all of the anticipated operating synergies and cost savings from acquisitions;

•
risks associated with our non-U.S. operations, including compliance with export control regulations, foreign currency risks, and the potential for changes in socio-economic conditions and/or monetary and fiscal policies, including as a result of the impending exit of the U.K. from the European Union;

•	we may incur material losses and costs as a result of intellectual property, product liability, warranty, and recall claims that may be brought against us;

•
taxing authorities could challenge our historical and future tax positions or our allocation of taxable income among our subsidiaries, or tax laws to which we are subject could change in a manner adverse to us;

•	labor disruptions or increased labor costs could adversely affect our business;

•
our substantial indebtedness could adversely affect our financial condition and our ability to operate our business, and we may not be able to generate sufficient cash flows to meet our debt service obligations or comply with the covenants contained in the credit agreements;

•	risks associated with security breaches and other disruptions to our information technology infrastructure; and

•	various other risks and uncertainties, including those discussed in this prospectus and those set forth under the heading "Risk Factors" in the documents incorporated by reference in this prospectus.
All forward-looking statements attributable to us or persons acting on our behalf speak only as of the date on which the statements were made and are expressly qualified in their entirety by the cautionary statements contained in this prospectus, any prospectus supplement, and any document incorporated by reference in this prospectus. We undertake no obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.
USE OF PROCEEDS
We will describe the use of the net proceeds of any offering of our ordinary shares in the applicable prospectus supplement.
PLAN OF DISTRIBUTION
We may offer and sell the ordinary shares offered in this prospectus in and outside the United States through underwriters or dealers, directly to purchasers, including our affiliates, through agents, in privately negotiated transactions, or through a combination of any of these methods. Each prospectus supplement will describe the applicable method of distribution of our ordinary shares and set forth the terms and conditions of the offering of such shares.
Sale through Underwriters or Dealers
If underwriters are used in the sale of any of the ordinary shares, the underwriters will acquire the ordinary shares for their own account. The underwriters may resell the ordinary shares from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer ordinary shares to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in any prospectus supplement, the obligations of the underwriters to purchase the ordinary shares will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered shares if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
During and after an offering through underwriters, the underwriters may purchase and sell the shares in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered shares sold for their account may be reclaimed by the syndicate if the offered shares are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain, or otherwise affect the market price of the offered shares, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.
If dealers are used in the sale of shares, we will sell the shares to them as principals. They may then resell those shares to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales and Sales Through Agents
We may sell the ordinary shares directly, and not through underwriters or agents. Ordinary shares may also be sold through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered shares, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the ordinary shares directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those shares. We will describe the terms of any such sales in the prospectus supplement.
Delayed Delivery Contracts
If we so indicate in the prospectus supplement, we may authorize agents, underwriters, or dealers to solicit offers from certain types of institutions to purchase ordinary shares from us, if applicable, at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.
General Information
We may have agreements with the agents, dealers, and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, or underwriters may be required to make. Agents, dealers, and underwriters may be customers of, engage in transactions with, or perform services for, us in the ordinary course of their businesses.
LEGAL MATTERS
Certain U.S. legal matters will be passed upon for us by Nixon Peabody LLP, Boston, Massachusetts. Loyens & Loeff N.V., Amsterdam, the Netherlands, will pass upon certain Dutch legal matters, including the validity of the ordinary shares offered hereby.

EXPERTS
The consolidated financial statements of Sensata Technologies Holding N.V. appearing in Sensata Technologies Holding N.V.’s Annual Report (Form 10-K) for the year ended December 31, 2015 (including schedules appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. The following documents, which have been filed with the SEC by us, are incorporated by reference in this prospectus (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K):

1.	our Annual Report on Form 10-K for the year ended December 31, 2015 (filed on February 2, 2016);

2.	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 (filed on April 26, 2016) and June 30, 2016 (filed on July 26, 2016); and

3.	our Current Reports on Form 8-K filed on October 30, 2013 (which Current Report includes the description of our ordinary shares, nominal value €0.01 per share), March 3, 2016, and May 24, 2016.
We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein) after the date of this prospectus and prior to the termination of this offering. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION
We are currently subject to the information requirements of the Exchange Act and file reports, proxy statements, and other information with the SEC. You may read and copy any reports, proxy statements, or other information filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC maintains a website that contains reports, proxy statements, and other information regarding us. The address of the SEC website is www.sec.gov.
This prospectus and any applicable prospectus supplement are part of a registration statement that we filed with the SEC with respect to the ordinary shares offered hereby and do not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the ordinary shares offered hereby, reference is made to the full registration statement, which may be obtained from the SEC, as provided above.
We undertake to provide without charge to any person, including any beneficial owner, to whom a copy of this prospectus or any prospectus supplement is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus or the applicable prospectus supplement, other than exhibits to such other documents (unless such exhibits are specifically incorporated by reference therein). Requests for such copies should be directed to:
Sensata Technologies Holding N.V.
c/o Sensata Technologies, Inc.
529 Pleasant Street
Attleboro, Massachusetts 02703
Attn: Director, Investor Relations
Telephone: (508) 236-3800

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following is a statement of estimated expenses, to be paid solely by Sensata Technologies Holding N.V. (“we,” “us,” “our,” or the “Company”), of the issuance and distribution of the securities being registered hereby:

SEC registration fee	(1)
FINRA filing fee	(1)
Blue Sky fees	(1)
Printing expenses	(1)
Accounting fees and expenses	(1)
Legal fees and expenses	(1)
Miscellaneous expenses	(1)

Total	(1)

(1)
Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the Company anticipates it will incur in connection with the offering of ordinary shares under this Registration Statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the ordinary shares being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.
We have a directors and officers liability insurance policy which insures directors and officers against the cost of defense, settlement, or payment of claims and judgments under some circumstances. We have also entered into indemnity agreements with each of our board members and executive officers in which we agree to indemnify, defend, and hold harmless, and also advance expenses as incurred, to the fullest extent permitted under applicable law, from damage arising from the fact that such person is or was an officer or director of the Company or its subsidiaries.
Although Netherlands law does not contain any specific provisions with respect to the indemnification of officers and directors, the concept of indemnification of directors of a company for liabilities arising from their actions as members of the executive or supervisory boards is, in principle, accepted in the Netherlands. Our articles of association provide for indemnification of directors by the Company to the fullest extent permitted by applicable law, as it now exists or may hereinafter be amended (but, in the case of an amendment, only to the extent such amendment permits broader indemnification rights than permitted prior thereto), against any and all liabilities including all expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful or outside of his or her mandate. No indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of his or her duty to us. The directors are not indemnified from and against claims to the extent they relate to personal gain, benefits, or fees to which they were not entitled under the law, or if the director’s liability on account of gross negligence, willful misconduct, or deliberate recklessness has been established at law in the applicable court of last resort.
The indemnification described above is not exclusive of any rights to which any of our directors or officers may be entitled. The general effect of the forgoing described provisions may be to reduce the circumstances in which a director or officer may be required to bear the economic burdens of the forgoing described liabilities and expenses.
Item 16. Exhibits.
Reference is made to the attached Exhibit Index.
Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities. The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Attleboro, Commonwealth of Massachusetts on July 26, 2016.

SENSATA TECHNOLOGIES HOLDING N.V.
By:	/s/ Martha Sullivan
Name: Martha Sullivan President and Chief Executive Officer

POWER OF ATTORNEY
We, the undersigned officers and directors of Sensata Technologies Holding N.V., hereby severally constitute and appoint Paul Vasington and Steven Reynolds, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, for the offering which this registration statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ MARTHA SULLIVAN	President, Chief Executive Officer, and Director (Principal Executive Officer)	July 26, 2016
Martha Sullivan

/s/ PAUL VASINGTON	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 26, 2016
Paul Vasington

/s/ PAUL EDGERLEY	Chairman of the Board of Directors	July 26, 2016
Paul Edgerley

/S/ BEDA BOLZENIUS	Director	July 26, 2016
Beda Bolzenius

/S/ JAMES HEPPELMANN	Director	July 26, 2016
James Heppelmann

/S/ MICHAEL JACOBSON	Director	July 26, 2016
Michael Jacobson

/S/ CHARLES PEFFER	Director	July 26, 2016
Charles Peffer

/S/ KIRK POND	Director	July 26, 2016
Kirk Pond

/S/ ANDREW TEICH	Director	July 26, 2016
Andrew Teich

/S/ THOMAS WROE	Director	July 26, 2016
Thomas Wroe

/S/ STEPHEN ZIDE	Director	July 26, 2016
Stephen Zide

/s/ MARTHA SULLIVAN	Authorized Representative in the United States	July 26, 2016
Martha Sullivan

Exhibit Index

Exhibit No.	Description

1.1	Form of Underwriting Agreement.*

3.1	Amended Articles of Association of Sensata Technologies Holding N.V. (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q filed on July 26, 2016).

5.1	Opinion of Loyens & Loeff N.V.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Loyens & Loeff N.V. (included in Exhibit 5.1).

24.1	Powers of Attorney (included in signature pages).

*
To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference to a Current Report on Form 8-K filed in connection with an underwritten offering of the shares offered hereunder.